UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 2, 2006

Pennichuck Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Hampshire
(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370
(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Retention Agreement – Donald L. Ware

On October 3, 2006, Pennichuck Corporation (the “Company”) entered into an Employee Retention Agreement (the “Retention Agreement”) with Donald L. Ware, the President of Pennichuck Water Works, Inc., a wholly owned subsidiary of the Company (“Pennichuck Water”). The Retention Agreement provides that Mr. Ware will be eligible to receive a one-time payment in cash or stock options equal to one-half of his base salary (or no less than $78,000.00) (the “Retention Bonus”) upon the sooner of: (a) March 1, 2007; or (b) the “Final Disposition” of the Nashua Eminent Domain Case. The Retention Agreement defines the Final Disposition as the date of a final determination or resolution of the ongoing eminent domain proceedings with the City of Nashua by: a decision of the New Hampshire Supreme Court on appeal; the acceptance by all parties of a final decision by the Public Utilities Commission or any court of competent jurisdiction or such decision becoming non-appealable; the acceptance by all parties of a final and binding settlement or purchase agreement; or any other circumstances that the Company’s Board of Directors determines constitutes a final determination or resolution. In addition, if Mr. Ware’s employment is terminated by the Company other than for “Cause” (as defined in the Ware Agreement) prior to him becoming entitled to his Retention Bonus, he will be entitled to the Retention Bonus on the date of such termination without Cause.

Employment Agreement – Donald L. Ware

On October 3, 2006, the Company entered into an Employment Agreement with Donald L. Ware, (the “Ware Agreement”).

The Ware Agreement provides for a two year term of employment commencing on October 3, 2006, which the Company’s Board of Directors may vote to extend for an additional one year period on the first anniversary thereof, and on each anniversary, for an additional one year period. The term of the Ware Agreement will automatically be extended to two years upon any Change of Control (as defined in the Ware Agreement). Mr. Ware will receive an annual base salary of $156,000.00. The Board of Directors will review his base salary each year on or about the first business day of the calendar year. Mr. Ware’s base salary is only subject to upward adjustment. Mr. Ware is entitled to participate in the Company’s bonus, incentive compensation and stock option plans, as amended from time to time.

Mr. Ware is entitled to participate in the employee benefit programs available to the Company’s executive officers, including health and dental insurance coverage, group life and disability coverage, life insurance in the amount of three times his annual salary, participation in the Company’s pension and other retirement and profit sharing plans, and short term and long term disability coverage. During the term of the Ware Agreement, the Company will also pay for Mr. Ware’s reasonable out-of-pocket business, entertainment and other related expenses incident to the performance of his duties under the Ware Agreement. He is entitled to not less than four weeks of paid vacation, and is provided with the use of an automobile for business use.

In the event his employment is terminated by the Company other than for “Cause” (as defined in the Ware Agreement), Mr. Ware is entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (a) the remaining term of the Agreement, or (b) the period of twelve (12) months from the date of termination. In the event Mr. Ware terminates his employment for “Good Reason” (as defined in the Ware Agreement) within 24 months of a Change in Control, he would be entitled to receive severance benefits, payable as a lump sum, equal to his then current salary and fringe benefits under the Ware Agreement, including any bonus for which he may be entitled, for the greater of (A) the remaining term of the Ware Agreement, or (B) the period of twelve (12) months from the date of termination.

Mr. Ware agreed, as part of the Ware Agreement, to non-competition provisions preventing him from engaging in any activity or business endeavors which directly competes with the regulated water utility business operations conducted by the Company within New Hampshire, Maine, Vermont, Massachusetts, Rhode Island and Connecticut.

Item 1.01 - Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 6, 2006, the Company entered into an Amendment Agreement to a certain Loan Agreement regarding a $4,500,000 line of credit facility, originally entered into on April 8, 1998 and amended on April 8, 2005, by and among the Company, the Company’s wholly owned subsidiary, Pennichuck East Utility, Inc. and Bank of America, N.A., the successor by merger to Fleet National Bank (the “Bank”) (the “1998 Loan Agreement”). On October 6, 2006, the Company also entered into an Amendment Agreement to a certain Loan Agreement regarding a $16,000,000 line of credit facility, dated March 22, 2005, by and among the Company, Pennichuck Water and the Bank (the “Loan Agreement”).

Each Amendment Agreement, which is effective retroactively to August 31, 2006, provides for two changes to ongoing financial covenants of the Company contained in the 1998 Loan Agreement and the Loan Agreement. First, the Company is required to maintain consolidated Tangible Net Worth of at least $35,000,000, plus any new equity issuance after December 31, 2005. Under each Amendment Agreement, the term “Tangible Net Worth” is defined as the Company’s total assets less total liabilities including accrued and deferred income taxes but excluding the non-current portion of liabilities subordinated to the Company’s obligation to the Bank. Previously, the Company had been required to maintain tangible net worth of at least $40,000,000 plus any new equity issuance, and tangible net worth was defined differently, as stockholders’ equity less intangible assets. Second, the Company’s consolidated funded debt to capital ratio can not exceed 60%. Under each Amendment Agreement the term “Funded Debt” is defined as all interest bearing debt with maturity of one year or more, minus unrestricted cash and short term investments exceeding $400,000, and the term “Capital” is defined as Funded Debt plus Tangible Net Worth, as defined above. Previously, the Company’s consolidated funded debt to capital ratio could not exceed 65%, with funded debt defined as all interest-bearing debt and capital equal to funded debt plus tangible net worth (defined as stockholders’ equity less intangible assets).

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 2, 2006, Pennichuck Water borrowed $6,000,000 of the proceeds of the Series B Bonds (as defined below) that were originally issued in October 2005 through the Business Finance Authority of the State of New Hampshire (the “Authority”), The Series B Bonds, in aggregate principal amount of $17,865,000, as designated as the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series B (the “Series B Bonds”).

As previously disclosed, Pennichuck Water will use the $6,000,000 portion of the Series B Bonds (the “Series B-1 Bonds”) to finance the cost of certain upgrades of certain water facilities to be owned and operated by Pennichuck Water (the “Project”). The Series B-1 Bonds will be payable solely from payments received from Pennichuck Water by the Trustee under the Master Loan and Trust Agreement dated as of October 1, 2005 (the “Master Agreement”) between the Authority, Pennichuck Water and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). Pennichuck Water will pay interest on the Series B-1 Bonds at a fixed rate of 3.85% per annum from October 2, 2006 to, but not including, October 1, 2008. The Series B-1 Bonds will be payable semiannually commencing on April 2, 2007 and October 1, 2007, and on April 1 and October 1 of each year thereafter.

The remaining $11,865,000 of the proceeds of the Series B Bonds (known as the “Series B-2 Bonds”) have been re-deposited into an escrow account maintained by The Bank of New York Trust Company, N.A., as escrow agent, until April 2, 2007 or such later date as Pennichuck Water may request. While the proceeds of the Series B-2 Bonds are in escrow, Pennichuck Water is not legally or financially obligated under the Master Agreement (or any agreement entered into in connection with the Master Agreement) with respect to the payment of the principal or interest or, in the case of a mandatory redemption, the purchase price of the Series B-2 Bonds. Therefore, the indebtedness represented by the Series B-2 Bonds will not be shown as a liability on the Company’s consolidated financial statements unless and until the proceeds of one or more subseries of the Series B-2 Bonds have been loaned to Pennichuck Water upon specific request by Pennichuck Water under the terms of the Master Agreement. Pennichuck Water expects that it will borrow all or substantially all of the proceeds of the Series B-2 Bonds on April 2, 2007.

The description of the Bonds, the Project, the Series B-1 Bonds, the Series B-2 Bonds and the loans made to Pennichuck Water thereunder set forth in the Company’s reports on Form 8-K dated October 25, 2005 and September 27, 2006 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: October 6, 2006	By:	/s/ William D. Patterson
William D. Patterson, Senior Vice
President and Chief Financial Officer